Exhibit 99.1

Investor Contact David Martin 717.612.5628 damartin@harsco.com	Media Contact Kenneth Julian 717.730.3683 kjulian@harsco.com

FOR IMMEDIATE RELEASE

HARSCO CORPORATION REPORTS FIRST QUARTER 2017 RESULTS

•	Q1 GAAP Operating Income of $28 Million, Above Guidance Range

•	Favorable Q1 Performance Reflects Ongoing Execution of Strategic Initiatives and Positive Market Developments in Metals & Minerals and Industrial As Well As Timing in Rail

•	Full-Year GAAP and Adjusted Operating Income Guidance Increased to Between $115 Million and $130 Million; Compared with Prior Range of $100 Million to $120 Million

•	2017 Free Cash Flow Expected to be Between $70 Million and $85 Million as Compared with Prior Range of $60 Million to $80 Million

CAMP HILL, PA (May 3, 2017) . . . Harsco Corporation (NYSE: HSC) today reported first quarter 2017 results. Diluted earnings per share from continuing operations in the first quarter of 2017 were $0.11. This figure compares with a GAAP diluted loss per share from continuing operations of $0.13 and adjusted diluted earnings per share from continuing operations of $0.03 in the first quarter of 2016.

Operating income from continuing operations for the first quarter of 2017 was $28 million, which exceeded the guidance range of $15 million to $20 million previously provided by the Company.

“We started the year on a strong note, with each of our businesses performing well and contributing to results that exceeded our guidance,” said President and CEO Nick Grasberger. “M&M’s positive results reflect the strategic transformation we began a few years ago, as well as the beginning of a broader market recovery in our relevant geographies. Industrial and Rail also performed well and we are encouraged by the improving outlook for these markets. Looking ahead, we expect our positive momentum to continue and are accordingly raising our profit and cash flow guidance for the year."

“After carefully studying alternatives to separate M&M from our other businesses, and considering the future benefits of our ongoing business transformation and the expected recovery in our end markets, the Board has concluded such a separation is not in the best interest of our shareholders for the foreseeable future. We are focused on delivering value to our shareholders by driving results in each of our businesses, while also pursuing opportunities to optimize our portfolio.”

Harsco Corporation—Selected First Quarter Results

($ in millions, except per share amounts)	Q1 2017	Q1 2016
Revenues	$373	$353
Operating income from continuing operations - GAAP	$28	$9
Operating margin from continuing operations - GAAP	7.5%	2.7%
Diluted EPS from continuing operations	$0.11	$(0.13)
Unusual items per diluted share	$—	$0.16
Adjusted operating income - excluding unusual items	$28	$18
Adjusted operating margin - excluding unusual items	7.5%	5.0%
Adjusted diluted EPS from continuing operations - excluding unusual items	$0.11	$0.03
Return on invested capital (TTM) - excluding unusual items	8.2%	5.3%

Consolidated First Quarter Operating Results

Total revenues were $373 million, with the increase attributable to higher revenues in the Company’s Metals & Minerals and Industrial segments. Foreign currency translation negatively impacted first quarter 2017 revenues by approximately $6 million.

GAAP operating income from continuing operations for the first quarter of 2017 was $28 million. This figure compares with GAAP operating income of $9 million and adjusted operating income of $18 million in the same quarter last year. Operating income in Metals & Minerals and Rail improved in comparison with the prior-year quarter, while operating income declined in the Industrial segment. Lastly, the Company's operating margin increased 250 basis points versus the adjusted operating margin in first quarter of 2016.

First Quarter Business Review

Metals & Minerals

($ in millions)	Q1 2017	Q1 2016	%Change
Revenues	$247	$230	8%
Operating income - GAAP	$26	$7	nmf
Operating margin - GAAP	10.7%	3.0%
Adjusted operating income - excluding unusual items (1)	$26	$12	nmf
Adjusted operating margin - excluding unusual items (1)	10.7%	5.2%
Customer liquid steel tons (millions)	36.8	33.3	11%
(1) no unusual items in Q1 2017; nmf=not meaningful

Revenues increased 8 percent to $247 million, as a result of higher steel output and service levels as well as increased nickel-related sales. Operating income totaled $26 million in comparison with GAAP operating income of $7 million and adjusted operating income of $12 million in the prior-year quarter. The sizable increase in operating income compared with adjusted operating income in the previous year can be attributed to the positive factors mentioned above, along with an improvement in operating costs. Finally, the segment's operating margin improved by 550 basis points to 10.7 percent versus the adjusted operating margin in last year’s first quarter.

Industrial

($ in millions)	Q1 2017	Q1 2016	%Change
Revenues	$66	$62	6%
Operating income - GAAP	$3	$6	(57)%
Operating margin - GAAP	4.3%	10.5%

Revenues increased 6 percent to $66 million, as increased demand for air-cooled heat exchangers from U.S. energy customers fully offset lower demand for industrial grating. Meanwhile, operating income declined compared with the prior-year period as a result of product sales mix as well as increased material and healthcare costs. As a result, the segment’s operating margin decreased to 4.3 percent compared with 10.5 percent in the comparable quarter last year.

Rail

($ in millions)	Q1 2017	Q1 2016	%Change
Revenues	$60	$62	(3)%
Operating income - GAAP	$6	$5	22%
Operating margin - GAAP	10.0%	7.9%

Revenues totaled $60 million, a modest decrease compared with the prior-year quarter, as lower equipment sales within the North American market offset higher after-market parts sales. Meanwhile, operating income increased versus the comparable quarter in 2016 due to higher after-market parts contributions and a more favorable product sales mix. As a result, the segment's operating margin increased to 10.0 percent from 7.9 percent in the prior-year quarter.

Cash Flow

Net cash used by operating activities totaled $6 million in the first quarter of 2017, compared with $3 million in the prior-year period. Further, free cash flow was $(22) million in the first quarter of 2017, compared with $(17) million in the prior-year period. This cash flow performance reflects modestly lower net cash from operating activities as a result of working capital changes and the timing of incentive compensation and a slight increase in net capital expenditures, as expected, compared with last year's quarter.

Financial Position

At the end of the first quarter of 2017, the Company maintained net debt of approximately $609 million, and the Company's Credit Agreement net debt to adjusted EBITDA ratio was 2.3x, as compared with a maximum leverage covenant of 3.75x under the Company's Credit Agreement. Also, the Company's borrowing capacity and available cash totaled approximately $304 million at the end of the quarter.

2017 Outlook

The Company's 2017 Outlook is improved to reflect revised forecasts for the Metals & Minerals and Industrial segments as compared with the guidance provided as part of the Company's fourth quarter 2016 results. For Metals & Minerals, adjusted operating income is now anticipated to increase when compared with 2016 given improved fundamentals within the global mill services market. As a result, operational savings, new sites, higher customer steel output, and increased commodities prices are expected to offset foreign exchange impacts as well as lower nickel and Applied Products volumes. Meanwhile, the Industrial outlook has improved to reflect increased capital spending for heat exchangers from U.S. energy customers. The Company is now expecting a larger increase in operating income within Industrial as improved demand for heat exchangers and commercial boilers are projected to more fully offset lower industrial grating demand and a less favorable product mix.

The outlook for the Rail segment and Corporate are mostly unchanged. In Rail, the Q1 timing benefits are to reverse through the balance of the year, and in total, Rail's adjusted earnings are still expected to modestly increase. Higher contributions from after-market parts, Intelligent Solutions offerings, and international equipment sales are expected to more than offset weaker North American market demand and lower contract services contributions. Lastly, Corporate spending is projected to increase compared with 2016 largely as a result of higher pension and other benefit program costs as well as professional fees.

Key highlights in the Outlook are included below.

Full Year 2017

•
GAAP and adjusted operating income for the full year is expected to range from $115 million to $130 million; this compares with guidance of $100 million to $120 million previously and GAAP operating income of $63 million and adjusted operating income of $116 million in 2016.

•
Free cash flow is expected in the range of $70 million to $85 million, including capital expenditures of between $85 million and $95 million; compared with free cash flow guidance of $60 million to $80 million previously and $100 million in 2016.

•	Net interest expense is forecasted to range from $45 million to $47 million.

•	The effective tax rate is expected to range from 36 percent to 38 percent.

•
GAAP and adjusted earnings per share for the full year are currently expected in the range of $0.47 to $0.61; this compares with guidance of $0.32 to $0.50 previously and a GAAP loss per share of $1.07 and adjusted earnings per share of $0.48 per share in 2016.

•	Adjusted return on invested capital is expected to range from 8.5 percent to 9.5 percent; compared with 6.9 percent in 2016.

Q2 2017

•	Adjusted operating income of $32 million to $38 million; compared with GAAP operating income of $1 million and adjusted operating income of $41 million in the prior-year quarter.

•	Adjusted earnings per share of $0.14 to $0.19; compared with a GAAP loss per share of $0.35 and adjusted earnings per share of $0.15 in the prior-year quarter.

Conference Call

The Company will hold a conference call today at 9:00 a.m. Eastern Time to discuss its results and respond to questions from the investment community. The conference call will be broadcast live through the Harsco Corporation website at www.harsco.com. The Company will refer to a slide presentation that accompanies its formal remarks. The slide presentation will be available on the Company’s website.

The call can also be accessed by telephone by dialing (800) 611-4920, or (973) 200-3957 for international callers. Enter Conference ID number 60443120. Listeners are advised to dial in at least five minutes prior to the call.

Replays will be available via the Harsco website and also by telephone through May 17, 2017 by dialing (800) 585-8367, (855) 859-2056 or (404) 537-3406.

Forward-Looking Statements

The nature of the Company's business and the many countries in which it operates subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "plan" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including general economic conditions; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs;(3) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (4) changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards; (5) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (6) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (7) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (8) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, public health issues or other calamities; (9) disruptions associated with labor disputes and increased operating costs associated with union organization; (10) the seasonal nature of the Company's business; (11) the Company's ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the time-frame contemplated, or at all; (12) the integration of the Company's strategic acquisitions; (13) the amount and timing of repurchases of the Company's common stock, if any; (14) the prolonged recovery in global financial and credit markets and economic conditions generally, which could result in the Company's customers curtailing development projects, construction, production and capital expenditures, which, in turn, could reduce the demand for the Company's products and services and, accordingly, the Company's revenues, margins and profitability; (15) the outcome of any disputes with customers, contractors and subcontractors; (16) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; (17) implementation of environmental remediation matters; (18) risk and uncertainty associated with intangible assets; and (19) other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, "Risk Factors," of the Company's Annual Report on Form 10-K for the year ended December 31, 2016. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

About Harsco

Harsco Corporation serves key industries that are fundamental to worldwide economic development, including steel and metals production, railways and energy. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

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HARSCO CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended
	March 31
(In thousands, except per share amounts)	2017		2016
Revenues from continuing operations:
Service revenues	$240,609		$225,494
Product revenues	131,932		127,787
Total revenues	372,541		353,281
Costs and expenses from continuing operations:
Cost of services sold	188,901		189,817
Cost of products sold	98,866		93,244
Selling, general and administrative expenses	55,141		50,784
Research and development expenses	831		882
Other expenses	894		9,123
Total costs and expenses	344,633		343,850
Operating income from continuing operations	27,908		9,431
Interest income	512		535
Interest expense	(11,653)		(12,363)
Change in fair value to unit adjustment liability and loss on dilution of equity method investment	—		(12,217)
Income (loss) from continuing operations before income taxes and equity income	16,767		(14,614)
Income tax (expense) benefit	(6,253)		2,166
Equity in income of unconsolidated entities, net	—		3,175
Income (loss) from continuing operations	10,514		(9,273)
Discontinued operations:
Loss on disposal of discontinued business	(588)		(506)
Income tax benefit related to discontinued business	211		187
Loss from discontinued operations	(377)		(319)
Net income (loss)	10,137		(9,592)
Less: Net income attributable to noncontrolling interests	(1,247)		(1,277)
Net income (loss) attributable to Harsco Corporation	$8,890		$(10,869)
Amounts attributable to Harsco Corporation common stockholders:
Income (loss) from continuing operations, net of tax	$9,267		$(10,550)
Loss from discontinued operations, net of tax	(377)		(319)
Net income (loss) attributable to Harsco Corporation common stockholders	$8,890		$(10,869)

Weighted-average shares of common stock outstanding	80,385		80,238
Basic earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$0.12		$(0.13)
Discontinued operations	—		—
Basic earnings (loss) per share attributable to Harsco Corporation common stockholders	$0.11	(a)	$(0.14)	(a)

Diluted weighted-average shares of common stock outstanding	82,263		80,238
Diluted earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$0.11		$(0.13)
Discontinued operations	—		—
Diluted earnings (loss) per share attributable to Harsco Corporation common stockholders	$0.11		$(0.14)	(a)
(a) Does not total due to rounding.

HARSCO CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)	March 31 2017	December 31 2016
ASSETS
Current assets:
Cash and cash equivalents	$64,429	$71,879
Trade accounts receivable, net	267,999	236,554
Other receivables	21,192	21,053
Inventories	190,431	187,681
Other current assets	34,203	33,108
Total current assets	578,254	550,275
Property, plant and equipment, net	483,271	490,255
Goodwill	384,812	382,251
Intangible assets, net	40,469	41,567
Deferred income tax assets	106,926	106,311
Other assets	12,702	10,679
Total assets	$1,606,434	$1,581,338
LIABILITIES
Current liabilities:
Short-term borrowings	$7,875	$4,259
Current maturities of long-term debt	18,690	25,574
Accounts payable	108,551	107,954
Accrued compensation	35,238	46,658
Income taxes payable	6,582	4,301
Insurance liabilities	11,916	11,850
Advances on contracts and other customer advances	113,949	117,329
Other current liabilities	112,714	109,748
Total current liabilities	415,515	427,673
Long-term debt	646,632	629,239
Insurance liabilities	25,102	25,265
Retirement plan liabilities	308,711	319,597
Other liabilities	41,941	42,001
Total liabilities	1,437,901	1,443,775
HARSCO CORPORATION STOCKHOLDERS' EQUITY
Common stock	140,639	140,625
Additional paid-in capital	176,297	172,101
Accumulated other comprehensive loss	(589,723)	(606,722)
Retained earnings	1,158,869	1,150,688
Treasury stock	(760,444)	(760,391)
Total Harsco Corporation stockholders’ equity	125,638	96,301
Noncontrolling interests	42,895	41,262
Total equity	168,533	137,563
Total liabilities and equity	$1,606,434	$1,581,338

HARSCO CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Three Months Ended
	March 31
(In thousands)	2017	2016
Cash flows from operating activities:
Net income (loss)	$10,137	$(9,592)
Adjustments to reconcile net income (loss) to net cash used by operating activities:
Depreciation	30,207	33,081
Amortization	2,021	2,964
Change in fair value to the unit adjustment liability and loss on dilution of equity method investment	—	12,217
Deferred income tax benefit	(221)	(567)
Equity in income of unconsolidated entities, net	—	(3,175)
Dividends from unconsolidated entities	19	16
Other, net	5,131	(9,875)
Changes in assets and liabilities:
Accounts receivable	(27,882)	15,952
Inventories	(755)	(12,408)
Accounts payable	(541)	(15,851)
Accrued interest payable	286	6,668
Accrued compensation	(12,352)	(3,777)
Advances on contracts and other customer advances	(4,998)	(8,995)
Retirement plan liabilities, net	(8,381)	(10,238)
Other assets and liabilities	1,205	605
Net cash used by operating activities	(6,124)	(2,975)
Cash flows from investing activities:
Purchases of property, plant and equipment	(16,989)	(16,951)
Proceeds from sales of assets	1,006	2,819
Purchases of businesses, net of cash acquired	—	(26)
Other investing activities, net	33	5,427
Net cash used by investing activities	(15,950)	(8,731)
Cash flows from financing activities:
Short-term borrowings, net	3,655	(366)
Current maturities and long-term debt:
Additions	24,000	29,010
Reductions	(14,345)	(42,921)
Cash dividends paid on common stock	—	(4,105)
Stock-based compensation - Employee taxes paid	(53)	—
Proceeds from cross-currency interest rate swap termination	—	16,625
Deferred financing costs	(36)	(894)
Net cash provided (used) by financing activities	13,221	(2,651)
Effect of exchange rate changes on cash	1,403	5,006
Net decrease in cash and cash equivalents	(7,450)	(9,351)
Cash and cash equivalents at beginning of period	71,879	79,756
Cash and cash equivalents at end of period	$64,429	$70,405

HARSCO CORPORATION REVIEW OF OPERATIONS BY SEGMENT (Unaudited)
	Three Months Ended		Three Months Ended
	March 31, 2017		March 31, 2016
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Metals & Minerals	$247,034	$26,429	$229,672	$6,941
Harsco Industrial	65,885	2,804	61,869	6,471
Harsco Rail	59,588	5,986	61,740	4,906
Corporate	34	(7,311)	—	(8,887)
Consolidated Totals	$372,541	$27,908	$353,281	$9,431

HARSCO CORPORATION RECONCILIATION OF NET DEBT TO TOTAL DEBT AS REPORTED(Unaudited)
(In thousands)	March 31 2017	December 31 2016
Short-term borrowings	$7,875	$4,259
Current maturities of long-term debt	18,690	25,574
Long-term debt	646,632	629,239
Total debt	673,197	659,072
Less: Cash and cash equivalents	(64,429)	(71,879)
Net debt	$608,768	$587,193

The Company believes that the presentation of Net debt provides useful information to investors because management reviews Net debt as part of the management of the Company's overall liquidity, financial flexibility, capital structure and leverage. Furthermore, certain debt rating agencies, creditors and credit analysts monitor the Company's Net debt as part of their assessments of the Company's business.

HARSCO CORPORATION
RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS EXCLUDING UNUSUAL ITEMS TO DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)

	Three Months Ended
	March 31
	2017	2016
Diluted earnings (loss) per share from continuing operations as reported (a)	$0.11	$(0.13)
Net loss on dilution of equity method investment (b)	—	0.13
Harsco Metals & Minerals Segment site exit charges (c)	—	0.06
Harsco Metals & Minerals Segment separation costs (d)	—	0.04
Taxes on above unusual items (e)	—	(0.07)
Adjusted diluted earnings per share from continuing operations excluding unusual items	$0.11	$0.03

(a)	No unusual items were excluded in the first quarter of 2017.

(b)	Loss on the dilution of the Company's investment in Brand Energy & Infrastructure Services recorded at Corporate (Q1 2016 $10.3 million pre-tax).

(c)	Harsco Metals & Minerals Segment charges primarily attributable to site exit costs (Q1 2016 $5.1 million pre-tax).

(d)	Costs associated with Harsco Metals & Minerals Segment separation recorded at Corporate (Q1 2016 $3.3 million pre-tax).

(e)
Unusual items are tax effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.

The Company’s management believes Adjusted diluted earnings per share from continuing operations excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS EXCLUDING UNUSUAL ITEMS TO DILUTED LOSS PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
Three Months Ended
June 30
2016
Diluted loss per share from continuing operations as reported	$(0.35)
Harsco Rail Segment contract loss provision (a)	0.50
Taxes on above unusual items (b)	—
Adjusted diluted earnings per share from continuing operations excluding unusual items	$0.15

(a)	Harsco Rail Segment contract loss provision related to the Company's contracts with the federal railway system of Switzerland (Q2 2016 $40.1 million pre-tax).

(b)
Unusual items are tax effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.

The Company’s management believes Adjusted diluted earnings per share from continuing operations excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS EXCLUDING UNUSUAL ITEMS TO DILUTED LOSS PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
Twelve Months Ended
December 31
2016
Diluted loss per share from continuing operations as reported	$(1.07)
Net loss on dilution and sale of equity investment (a)	0.66
Harsco Rail Segment forward contract loss provision (b)	0.56
Loss on early extinguishment of debt (c)	0.44
Harsco Metals & Minerals Segment site exit and underperforming contract charges, net (d)	0.06
Harsco Metals & Minerals Segment separation costs (e)	0.04
Expense of deferred financing costs (f)	0.01
Harsco Metals & Minerals Segment cumulative translation adjustment liquidation (g)	(0.01)
Taxes on above unusual items (h)	(0.21)
Adjusted diluted earnings per share from continuing operations excluding unusual items	$0.48

(a)	Loss on the dilution and sale of the Company's investment in Brand Energy & Infrastructure Services recorded at Corporate ($53.8 million pre-tax).

(b)	Harsco Rail Segment forward contract loss provision related to the Company's contracts with the federal railway system of Switzerland ($45.1 million pre-tax).

(c)	Loss on early extinguishment of debt recorded at Corporate ($35.3 million pre-tax).

(d)	Harsco Metals & Minerals Segment charges primarily attributable to site exit and underperforming contract costs ($5.1 million pre-tax).

(e)	Costs associated with Harsco Metals & Minerals Segment separation recorded at Corporate ($3.3 million pre-tax).

(f)	Expense of deferred financing costs associated with the Company's repayment of approximately $85 million on its Term Loan Facility recorded at Corporate ($1.1 million pre-tax).

(g)	Harsco Metals & Minerals Segment gain related to the liquidation of cumulated translation adjustment related to an exited country ($1.2 million pre-tax).

(h)
Unusual items are tax effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.

The Company’s management believes Adjusted diluted earnings per share from continuing operations excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION REVIEW OF OPERATIONS BY SEGMENT EXCLUDING UNUSUAL ITEMS (Unaudited)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended March 31, 2017:
Operating income (loss) as reported (a)	$26,429	$2,804	$5,986	$(7,311)	$27,908
Revenues as reported	$247,034	$65,885	$59,588	$34	$372,541
Operating margin (%)	10.7%	4.3%	10.0%		7.5%

Three Months Ended March 31, 2016:
Adjusted operating income (loss) excluding unusual items	$12,041	$6,471	$4,906	$(5,600)	$17,818
Revenues as reported	$229,672	$61,869	$61,740	$—	$353,281
Adjusted operating margin (%) excluding unusual items	5.2%	10.5%	7.9%		5.0%

(a)	No unusual items were excluded in the first quarter of 2017.

The Company’s management believes Adjusted operating margin (%) excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) EXCLUDING UNUSUAL ITEMS BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended March 31, 2017:
Operating income (loss) as reported (a)	$26,429	$2,804	$5,986	$(7,311)	$27,908
Revenues as reported	$247,034	$65,885	$59,588	$34	$372,541

Three Months Ended March 31, 2016:
Operating income (loss) as reported	$6,941	$6,471	$4,906	$(8,887)	$9,431
Harsco Metals & Minerals Segment site exit charges	5,100	—	—	—	5,100
Harsco Metals & Minerals Segment separation costs	—	—	—	3,287	3,287
Adjusted operating income (loss) excluding unusual items	$12,041	$6,471	$4,906	$(5,600)	$17,818
Revenues as reported	$229,672	$61,869	$61,740	$—	$353,281

(a)	No unusual items were excluded in the first quarter of 2017.

The Company’s management believes Adjusted operating income (loss) excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) EXCLUDING UNUSUAL ITEMS BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended June 30, 2016:
Operating income (loss) as reported	$30,927	$7,300	$(31,948)	$(4,965)	$1,314
Harsco Rail Segment forward contract loss provision	—	—	40,050	—	40,050
Adjusted operating income (loss), excluding unusual items	$30,927	$7,300	$8,102	$(4,965)	$41,364
Revenues as reported	$253,560	$66,270	$50,103	$—	$369,933

The Company’s management believes Adjusted operating income (loss) excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) EXCLUDING UNUSUAL ITEMS BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Twelve Months Ended December 31, 2016:
Operating income (loss) as reported	$81,634	$23,182	$(17,527)	$(23,820)	$63,469
Harsco Rail Segment forward contract loss provision	—	—	45,050	—	45,050
Harsco Metals & Minerals Segment site exit	5,100	—	—	—	5,100
Harsco Metals & Minerals Segment separation costs	—	—	—	3,287	3,287
Harsco Metals & Minerals Segment cumulative translation adjustment liquidation	(1,157)	—	—	—	(1,157)
Adjusted operating income (loss), excluding unusual items	$85,577	$23,182	$27,523	$(20,533)	$115,749
Revenues as reported	$965,540	$247,542	$238,107	$34	$1,451,223

The Company’s management believes Adjusted operating income (loss) excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH USED BY OPERATING ACTIVITIES (Unaudited)
	Three Months Ended
	March 31
(In thousands)	2017	2016
Net cash used by operating activities	$(6,124)	$(2,975)
Less capital expenditures	(16,989)	(16,951)
Plus capital expenditures for strategic ventures (a)	59	16
Plus total proceeds from sales of assets (b)	1,006	2,819
Free cash flow	$(22,048)	$(17,091)

(a)	Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s financial statements.

(b)	Asset sales are a normal part of the business model, primarily for the Harsco Metals & Minerals Segment.

The Company's management believes that Free cash flow, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from (used in) operations less capital expenditures net of asset sales proceeds. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
Twelve Months Ended
December 31
(In thousands)	2016
Net cash provided by operating activities	$159,785
Less capital expenditures	(69,340)
Plus capital expenditures for strategic ventures (a)	170
Plus total proceeds from sales of assets (b)	9,305
Free cash flow	$99,920

(a)	Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s financial statements.

(b)	Asset sales are a normal part of the business model, primarily for the Harsco Metals & Minerals Segment.

The Company's management believes that Free cash flow, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from (used in) operations less capital expenditures net of asset sales proceeds. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
	Projected Twelve Months Ending December 31
	2017
(In millions)	Low	High
Net cash provided by operating activities	$164	$168
Less capital expenditures	(95)	(85)
Plus total proceeds from asset sales and capital expenditures for strategic ventures	1	2
Free Cash Flow	$70	$85

The Company's management believes that free cash flow, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF RETURN ON INVESTED CAPITAL EXCLUDING UNUSUAL ITEMS TO NET LOSS FROM CONTINUING OPERATIONS AS REPORTED (a) (Unaudited)
	Trailing Twelve Months for Period Ended March 31
(In thousands)	2017	2016
Loss from continuing operations	$(60,635)	$(18,197)
Unusual items:
Harsco Rail Segment forward contract loss provision	45,050	—
Net loss on dilution and sale of equity investment	43,518	10,304
Loss on early extinguishment of debt	35,337	—
Expense of deferred financing costs	1,125	—
Harsco Metals & Minerals Segment cumulative translation adjustment liquidation	(1,157)	—
Harsco Metals & Minerals Segment contract termination charges	—	13,484
Harsco Metals & Minerals Segment separation costs	—	13,209
Harsco Metals & Minerals Segment site exit and underperforming contract charges, net	—	10,077
Harsco Metals & Minerals Segment salt cake processing and disposal charges	—	7,000
Harsco Metals & Minerals Segment Project Orion charges	—	5,070
Harsco Metals & Minerals Segment subcontractor settlement charge	—	4,220
Harsco Metals & Minerals Segment multi-employer pension plan charge	—	1,122
Harsco Infrastructure Segment loss on disposal	—	1,000
Taxes on above unusual items (b)	(11,512)	(12,021)
Net income from continuing operations, as adjusted	51,726	35,268
After-tax interest expense (c)	31,342	29,787

Net operating profit after tax as adjusted	$83,068	$65,055

Average equity	$252,178	$301,520
Plus average debt	759,500	915,682
Average capital	$1,011,678	$1,217,202

Return on invested capital excluding unusual items	8.2%	5.3%

(a)
Return on invested capital excluding unusual items is net income (loss) from continuing operations excluding unusual items, and after-tax interest expense, divided by average capital for the year. The Company uses a trailing twelve month average for computing average capital.

(b)
Unusual items are tax effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.

(c)	The Company’s effective tax rate approximated 37% on an adjusted basis for both periods for interest expense.

The Company’s management believes Return on invested capital excluding unusual items, which is a non-U.S. GAAP financial measure, is meaningful in evaluating the efficiency and effectiveness of the capital invested in the Company’s business. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, net income or other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF RETURN ON INVESTED CAPITAL EXCLUDING UNUSUAL ITEMS TO NET LOSS FROM CONTINUING OPERATIONS AS REPORTED (a) (Unaudited)
Year Ended December 31
(In thousands)	2016
Loss from continuing operations	$(80,422)
Unusual items:
Net loss on dilution and sale of equity investment	53,822
Harsco Rail Segment forward contract loss provision	45,050
Loss on early extinguishment of debt	35,337
Harsco Metals & Minerals Segment site exit and underperforming contract charges, net	5,100
Harsco Metals & Minerals Segment separation costs	3,287
Expense of deferred financing costs	1,125
Harsco Metals & Minerals Segment cumulative translation adjustment liquidation	(1,157)
Taxes on above unusual items (b)	(17,335)
Net income from continuing operations, as adjusted	44,807
After-tax interest expense (c)	31,790

Net operating profit after tax as adjusted	$76,597

Average equity	$290,995
Plus average debt	821,559
Average capital	$1,112,554

Return on invested capital excluding unusual items	6.9%

(a)
Return on invested capital excluding unusual items is net income (loss) from continuing operations excluding unusual items, and after-tax interest expense, divided by average capital for the year. The Company uses a trailing twelve month average for computing average capital.

(b)
Unusual items are tax effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.

(c)	The Company’s effective tax rate approximated 37% on an adjusted basis for both periods for interest expense.

The Company’s management believes Return on invested capital excluding unusual items, which is a non-U.S. GAAP financial measure, is meaningful in evaluating the efficiency and effectiveness of the capital invested in the Company’s business. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, net income or other information provided in accordance with U.S. GAAP.